THIS WARRANT,  AND THE SECURITIES  ISSUABLE UPON EXERCISE HEREOF,  HAVE
         NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS OR "BLUE SKY" LAWS, AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE TRANSFEROR PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER OF THIS WARRANT, OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


                              IMC MORTGAGE COMPANY

                             STOCK PURCHASE WARRANT


Date of Issuance:  October 12, 1998                       Certificate No. W-001

         FOR VALUE RECEIVED, IMC Mortgage Company, a Florida corporation (the "Company"), hereby grants to German American Capital Corporation, a Maryland corporation, or its registered assigns (the "Registered Holder"), the right to purchase from the Company 868,960 shares (the "Initial Exercisable Amount") of Common Stock at a price per share of $1.71875 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant shall automatically become void and of no force and effect in the event that (i) the Standstill Period (as defined in the Intercreditor Agreement) shall have been terminated pursuant to
Section 1(b)(v), (vi) or (vii) of the Intercreditor Agreement or (ii) the conditions precedent to the Intercreditor Agreement set forth in Section 6 of the Intercreditor Agreement shall not have been satisfied. Certain capitalized terms used herein are defined in Section 1 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

         Section 1. Definitions. The following terms have meanings set forth below:

         "Affiliate" means with respect to a Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" of a Person means the possession, direct or indirect, of the power to
(i) vote 50% or more of the voting securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms and phrases "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Adjusted  Exercisable Amount" has the meaning ascribed to such term in
Section 3(e) hereof.

         "Aggregate  Exercise  Price" has the  meaning  ascribed to such term in
Section 2(b)(i)(D) hereof.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Common Stock" means, collectively, the Company's common stock, par value $.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 3(b)(i) and 3(b)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, including any shares of Warrant Stock issuable upon exercise of the Warrants but excluding any shares of Common Stock issuable upon a Greenwich Conversion until actually issued.

         "Company" has the meaning ascribed to such term in the Preamble hereof.

         "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

         "Exercise Period" has the meaning ascribed to such term in Section 2(a) hereof.

         "Exercise Price" has the meaning ascribed to such term in the Preamble hereof.

         "Exercise Time" has the meaning ascribed to such term in Section 2(b)(i) hereof.

         "Greenwich" means collectively Greenwich Street Capital Partners II, L.P., Greenwich Fund, L.P. and GSCP Offshore Fund, L.P.

         "Greenwich Preferred Stock" means any preferred stock issued by the Company to Greenwich upon any exercise of the Exchange Option by Greenwich pursuant to Section 7.1 of the Loan Agreement.

         "Greenwich Conversion" means any conversion of Greenwich Preferred Stock into shares of Common Stock.

         "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 25% of the Company's Common Stock on a fully-diluted basis (a "25% Owner"), who is not an Affiliate of any such 25% Owner and who is not a descendant (by birth or adoption) of any grandparent of any such 25% Owner, a descendant (by birth or adoption) of any grandparent of the spouse of any such 25% Owner or a trust for the benefit of such 25% Owner or any such descendant.

         "Initial Exercisable Amount" has the meaning ascribed to such term in the Preamble hereof.

         "Intercreditor Agreement" means the Intercreditor Agreement, dated as of October 12, 1998, between the Company, Greenwich, German American Capital Corporation and Aspen Funding Corp.

         "Liquidating Dividend" has the meaning ascribed to such term in Section 4 hereof.

         "Loan Agreement" means the Loan Agreement, dated as of October 12, 1998, between the Company and Greenwich.

         "Market Price" of any class of Common Stock on any date means the average of the daily mean between the high and low sales prices regular way of the shares of such class of Common Stock on the exchange or quotation system on which such shares are listed as specified below for the 10 consecutive trading days (as defined below) preceding such date (or, if earlier, the date on which such class of Common Stock commences trading on an exdistribution basis). If there shall not have been a sale regular way on any such trading day, the mean of the last reported bid and asked quotations regular way on the specified exchange on such day shall be deemed to be the only sale price. The quotation system specified for purposes of this definition shall be the Nasdaq National Market if the shares of the applicable class of Common Stock are listed thereon or, if the shares of the applicable class of Common Stock shall not be listed on such quotation system, then that national securities exchange or quotation system on which the applicable class of Common Stock is listed having the largest volume of trading in the applicable class of Common Stock during the calendar year or portion thereof next preceding such computation. If the shares of the applicable class of Common Stock shall not be listed on any such exchange or quotation system on all such 10 trading days, the average of the closing high bid and low asked prices for the applicable class of Common Stock in the over-the counter market on each trading day on which such shares are not so listed as reported by the National Association of Securities Dealers Automatic Quotation System or, if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services (as determined by the Board of Directors of the Company), shall be deemed to be the only sale price on such trading day. If the shares of the applicable class of Common Stock shall not be so reported on any of such trading days, then the Market Price of such shares of Common Stock shall be the fair market value thereof as determined in the reasonable judgment of the Board of Directors of the Company. For purposes hereof, "trading day" means a day on which the securities exchange or quotation system specified for purposes hereof shall be open for business or, if the shares of the applicable class of Common Stock shall not be listed on such exchange or quotation system for such period, a day with respect to which quotations of the character specified for purposes hereof shall be reported.

         "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

         "Person"  means  an  individual,  a  partnership,  a joint  venture,  a
corporation,   a  limited   liability   company,   a  trust,  an  unincorporated
organization and a government or any department or agency thereof.

         "Purchaser" has the meaning ascribed to such term in Section 2(b)(i)(A) hereof.

         "Registered Holder" has the meaning ascribed to such term in the Preamble hereof.

         "Sale Notice" has the meaning ascribed to such term in Section 6 hereof.

         "Sale of the Company" means the sale or transfer to an Independent Third Party, or two or more Independent Third Parties that are Affiliates of each other, pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power, under normal circumstances, to elect a majority of the Board of Directors (whether such acquisition is accomplished by merger, recapitalization, consolidation, reorganization, combination, or sale or transfer of the capital stock of the Company) (provided, that the issuance of preferred stock to Greenwich or the issuance of Common Stock upon conversion of any preferred stock issued to Greenwich shall not constitute a Sale of the Company for purposes hereof) or (ii) all or substantially all of the assets of the Company determined on a consolidated basis (including an acquisition of all or substantially all of the assets of the Company's Subsidiaries or the acquisition of all of the capital stock of the Company's Subsidiaries (whether by merger, recapitalization, consolidation, reorganization, combination, or issuance or transfer of such capital stock)).

         "Securities Act" means the Securities Act of 1933, any successor statute, and the rules and regulations thereunder, as amended.

         "Selling Person" has the meaning ascribed to such term in Section 5(b)(ii) hereof.

         "Stockholders" has the meaning ascribed to such term in Section 5(a) hereof.

         "Subsidiary" means any entity of which the Company owns securities or interests having a majority of the ordinary voting power, either directly or through one or more Subsidiaries.

         "Warrant" means collectively this Warrant and any other Warrant(s) resulting from the transfer, in whole or in part, of this Warrant.

         "Warrant Stock" means the Common Stock issued or issuable pursuant to the Warrants.

         Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Loan Agreement.

         Section 2. Exercise of Warrant.

         (a) Exercise Period. The Registered Holder may exercise all or any part of the purchase rights represented by this Warrant at any time after the first to occur of (i) the expiration of the Commitment Period, (ii) the entrance by the Company or any Subsidiary into a Definitive Agreement and (iii) the commencement of any tender offer, exchange offer, solicitation of proxies or consents, or the entrance by the Company or any Subsidiary into any definitive agreement, in each case referred to in clause (ii) or (iii) in connection with any transaction which, upon consummation, would result in a Change of Control to the Company and before the 5th anniversary of the Date of Issuance (the "Exercise Period").

         (b) Exercise Procedure.

               (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                    (A) a completed Exercise Agreement,  as described in Section
               2(c) hereof, executed by the Person exercising the purchase rights represented by this Warrant (the "Purchaser");

                    (B) this Warrant;

                    (C) if this  Warrant  is not  registered  in the name of the
               Purchaser,  an Assignment or Assignments in the form set forth in
               Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 11 hereof; and

                    (D) either (1) a check  payable to the  Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), or (2) a written notice to the Company that the Purchaser is exercising this Warrant by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

               (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within 5 Business Days after the date of the Exercise Time.

               (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

               (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

               (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

               (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

               (vii) Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with the Sale of the Company, the exercise of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the Sale of the Company, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

               (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

               (ix) Upon any exercise of this Warrant, the Company may require customary investment representations from the Registered Holder and the Purchaser to assure that the issuance of the Warrant Stock hereunder shall not require registration or qualification under the Securities Act or any state securities laws or "blue sky" laws.

         (c) Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued. Such Exercise Agreement shall be dated the actual date of execution thereof.

         (d) Fractional Shares. If a fractional share of Warrant Stock would be issuable upon exercise of the rights represented by this Warrant, the Company shall, within 5 Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

         Section 3. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 3; provided, however, that in no event shall the number of shares of Warrant Stock issued and issuable upon exercise of the Warrants exceed 2.5% of the total number of shares of Common Stock Deemed Outstanding.

         (a) Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock.

               (i) If and whenever during the Exercise Period the Company issues or sells, or in accordance with Section 3(b) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale the Exercise Price shall be reduced to the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance of sale, plus (B) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

               (ii) Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               (iii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of shares of Warrant Stock obtainable upon exercise of this Warrant with respect to (A) the granting of stock options to employees, directors, consultants and vendors of the Company and its Subsidiaries (other than Persons employed by Greenwich) or the exercise thereof or (B) the exercise of any Convertible Securities in existence on the date hereof.

         (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 3(a), the following shall be applicable:

               (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price determined as of the date of such grant or sale of Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at such time for such price per share. For purposes of this Section 3(b)(i), the "price per share for which Common Stock is issuable upon exercise of such Options, or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable for the acquisition of
          Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 3(b)(ii), the "price per share for which Common Stock is issuable upon conversion or exchange thereof" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this
          Section 3(b), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock shall be correspondingly adjusted.

               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Warrant Stock acquirable hereunder shall be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section 3(b)(iv), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

               (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

               (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

         (d) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. After the consummation of such Organic Change, this Warrant shall be exercisable solely for, and holders of Warrants shall be entitled to receive upon exercise thereof, only such shares of stock, securities or assets which holders of Common Stock were entitled to receive by reason of such Organic Change (and, without limitation, no other securities of the Company or any successor entity shall thereafter be issuable upon exercise of any Warrant). In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 3 and Section 4 hereof shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of Warrants representing a majority of the Warrant Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         (e) Adjustment of Initial Exercisable Amount. The Company hereby represents and warrants that the Initial Exercisable Amount represents 2.5% of the Common Stock Deemed Outstanding (after giving effect to the issuance of this Warrant) as of the Date of Issuance (the "Required Percentage"). To the extent the Initial Exercisable
Amount does not represent the Required Percentage, the Initial Exercisable Amount shall be adjusted (the "Adjusted Exercisable Amount") so that it represents the Required Percentage and all adjustments pursuant to this Section 3 shall be made as if the Initial Exercisable Amount had been the Adjusted Exercisable Amount since the Date of Issuance.

         (f) Greenwich Preferred Stock and Greenwich Conversion. Notwithstanding any other provision contained herein, the provisions of Section 3(b) hereof shall not apply to any issuance of Greenwich Preferred Stock. A Greenwich Conversion shall be deemed to be an issuance and sale of shares of Common Stock for no consideration for purposes of, and the Exercise Price and the number of shares of Warrant Stock acquireable upon exercise of this Warrant shall be adjusted pursuant to, Section 3(a) hereof. If shares of Warrant Stock are issued and outstanding at the time of a Greenwich Conversion, then the Company shall issue to each holder of Warrant Stock for no consideration the number of shares of Common Stock equal to the total number of shares of Warrant Stock held by such holder at the time of the applicable Greenwich Conversion divided by the Common Stock Deemed Outstanding immediately prior to the applicable Greenwich Conversion and multiplied by the number of shares of Common Stock issued pursuant to the applicable Greenwich Conversion. The rights and obligations contained in the immediately preceding sentence shall be of full force and effect notwithstanding that this Warrant has been exercised in full and shall extend to any transferee of Warrant Stock (provided that such transfer be made in accordance with the terms hereof).

         Section 4. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall give the Registered Holder of this Warrant 5 Business Days notice before the record date of such Liquidating Dividend, or if no record is taken, then 5 Business Days notice before the actual distribution of such Liquidating Dividend.

         Section 5. Registration Rights.

         (a) If the Company at any time proposes to register any of its Common Stock under the Securities Act (other than pursuant to a registration on Form S-8 or any successor form) for sale for the account of holders of Common Stock (the "Stockholders") or for the account of such Stockholders and its own account, it will each such time give written notice to the Registered Holder of this Warrant or the Purchaser(s) of the shares of Warrant Stock of its intention so to do. Upon the written request of any such Person, given within 10 Business Days after receipt of any such notice, to register any of its Warrant Stock issuable or previously issued, the Company will use its commercially reasonable efforts to cause the Warrant Stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company; provided, however, that if at any time after giving written notice of its intention to register the Warrant Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine, in its sole discretion, for any reason not to register such Common Stock, the Company may notify the Registered Holder or Purchaser, who made a request as herein provided, and thereupon shall be relieved of its obligation to register such Warrant Stock. Further, if the managing underwriter of such offering shall be of the opinion that the number of shares of Common Stock to be included in a registration pursuant to this Section 5(a) shall be limited, then the Company will include in such registration the Common Stock requested to be included in such registration that in the opinion of such managing underwriter can be sold, such amount first to be allocated to the Common Stock to be sold by the Company, and second to be allocated pro rata among the Stockholders and such requesting Registered Holder or Purchaser(s) on the basis of the relative number of shares of Common Stock each such Person had requested to be included in such registration.

         (b) The Company will:

               (i) furnish to each Selling Person (as defined below) such copies of each preliminary and final prospectus and such other documents as such holder may reasonably request to facilitate the public offering of its Common Stock;

               (ii) use its commercially reasonable efforts to register or qualify the Common Stock covered by said registration statement under the securities or "blue sky" laws of such jurisdictions within the United States of America as any holder selling under such registration statement (the "Selling Person") may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities in jurisdiction where it is not now so subject;

               (iii) furnish to each Selling Person a signed counter-part of an opinion of counsel for the Company, dated the effective date of the registration statement, and "comfort letters" signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, each covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an underwritten public offering of securities;

               (iv) permit a representative of the Selling Persons to inspect and copy such corporate documents and records as may reasonably be requested by such representative;

               (v) furnish to each Selling Person a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering; and

               (vi) use its commercially reasonable efforts to obtain all necessary approvals from the National Association of Securities Dealers, Inc. and appropriate exchanges or quotation systems.

         (c) In the event of any registration under the Securities Act pursuant to this Section 5 of any Warrant Stock, the Company will indemnify, to the extent permitted by law, the holders of the Warrant Stock whose shares are included therein and each Person, if any, who controls any such holder within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof), under the Securities Act or otherwise, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement pursuant to which such shares were registered or in any amendment thereto or prospectus or prospectus supplement or other document relating thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use therein. The holder(s) of Warrant Stock issued upon the exercise of this Warrant will, if shares of such Warrant Stock are included among the securities as to which such registration is being effected, indemnify, to the extent permitted by law, the Company, each of its directors, each of its officers who signs such a registration statement, each underwriter and each Person, if any, who controls the Company or any underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof), under the Securities Act or otherwise, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement pursuant to which such shares were registered or in any amendment thereto or prospectus or any prospectus supplement or other document relating thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and such underwriters, directors, officers or Persons for any legal or any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, amendment, prospectus, prospectus supplement or other document relating thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use therein.

         (d) Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim which makes such representation inappropriate, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to give timely notice will not relieve the indemnifying party of any obligation unless such delay unduly prejudices such party's ability to defend such claim. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (and one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (e) The rights and obligations contained in this Section 5 shall extend to any transferee of this Warrant and of the Warrant Stock (provided that such transfer be made in accordance with the terms hereof).

         Section 6. Tag Along. At least 10 Business Days prior to any Sale of the Company, Greenwich shall give the Registered Holder or Purchaser(s) a written notice (the "Sale Notice") to the Registered Holder or Purchaser(s), specifying in reasonable detail the identity of such Independent Third Party, the number of shares of Common Stock to be transferred and the terms and conditions of such Sale of the Company. The Registered Holder may elect to participate in such contemplated Sale of the Company by exercising this Warrant prior to the consummation of such Sale of the Company and receiving in exchange for the Warrant Stock the same price per share and same terms as Greenwich receives for its Common Stock or Convertible Securities convertible into Common Stock as if such Convertible Securities were converted into Common Stock by giving Greenwich written notice within 10 Business Days after receipt of the Sale Notice, and the Purchaser may elect to participate in such contemplated Sale of the Company at the same price per share and same terms as Greenwich receives (including the execution of the same document as Greenwich executes in connection with such Sale of the Company) by giving Greenwich written notice within 10 Business Days after receipt of the Sale Notice. Greenwich shall use commercially reasonable efforts to include all such requested shares in such Sale of the Company. If the prospective buyer refuses to buy all shares at the contemplated price, the number of shares to be sold to such buyer shall be allocated pro rata between Greenwich and such requesting Registered Holder or Purchaser on the basis of the relative number of shares of Common Stock held by each Person who desired to include stock in such Sale of the Company.

         Section 7. Transfer and Registration.

         (a) Restrictions on Transfer Generally. Transfers of this Warrant (and the related Warrant Stock) shall be conditional upon satisfaction of the conditions specified in this Section 7. Such conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the exercise of this Warrant or transfer of this Warrant. The holder of this Warrant (or the related Warrant Stock) agrees that it will not transfer this Warrant (or the related Warrant Stock) prior to delivery to the Company of the opinion of counsel referred to in Section 7(b) hereof.

         (b) Opinion of Counsel. So long as this Warrant (or the related Warrant Stock) bears a legend required by Section 8 hereof, the holder agrees that subject to Section 7(a), prior to any transfer or attempted transfer it shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if the Company so requests, shall be accompanied by an opinion of the holder's counsel reasonably satisfactory in form and substance to the Company that such proposed transfer may be effected without registration under the Securities Act or the applicable state securities or "blue sky" laws. Subject to Section 7(a) hereof, upon delivery of such notice and opinion to the Company, such holder shall be entitled to consummate such transfer in accordance with the terms of the notice delivered to the Company. Each Warrant issued to a transferee in such Transfer shall bear the legend set forth in Section 8(a) hereof if required by such Section, unless in the opinion of counsel referred to above such legend is not required or appropriate in order to insure compliance with the Securities Act.

         Section 8. Legend.

         (a) Each Warrant issued in exchange, transfer, or replacement of this Warrant shall (unless otherwise permitted by Section 7(b) hereof or unless such Warrant shall be subject to an effective registration statement under the Securities Act or unless such Warrant does not constitute "restricted securities" pursuant to Rule 144 promulgated under the Securities Act or any successor rule) be stamped or otherwise imprinted with a legend substantially in the following form:

          THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS OR "BLUE SKY" LAWS, AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE TRANSFEROR PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER OF THIS WARRANT, OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

         (b) Each certificate for Warrant Stock shall (unless such Warrant Stock shall be subject to an effective registration statement under the Securities Act or unless such Warrant Stock does not constitute "restricted securities" pursuant to Rule 144 promulgated under the Securities Act or any successor rule) be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS OR "BLUE SKY" LAWS, AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE TRANSFEROR PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER OF THE SHARES REPRESENTED HEREBY MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. MOREOVER, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THAT CERTAIN STOCK PURCHASE WARRANT DATED OCTOBER, 12, 1998, A COPY OF WHICH IS ON FILE WITH THE COMPANY'S SECRETARY.

         (c) The provisions of this Section 8 shall be binding upon all subsequent holders of this Warrant or certificates for Warrant Stock bearing a legend set forth in this Section 8.

         Section 9. Representations and Warranties of the Holder. The Registered Holder hereby represents and warrants to the Company as set forth in this
Section 9 and each holder shall, upon its acquisition of this Warrant, be deemed to represent and warrant to the Company (severally and not jointly) as set forth in this Section 9. The representations and warranties set forth in this Section 9 shall be deemed to be remade by a holder from time to time to the Company when a Warrant is exercised by such holder.

         (a) This Agreement is made with each holder of this Warrant in reliance upon such holder's representations to the Company, which by its acceptance hereof such holder hereby confirms, that this Warrant and the Warrant Stock to be received will be acquired for investment for its own account, and not with a view to the sale or distribution of any part thereof, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control.

         (b) Each holder of this Warrant understands that this Warrant currently is not registered under the Securities Act on the ground that the issuance hereof is exempt pursuant to Section 4(2) thereof, and that the Warrant Stock may not be issued unless they are either registered under the Securities Act or an exemption from registration is available and such Holder provides an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of the Warrant Stock may be effected without registration under the Securities Act or the applicable state securities or "blue sky" laws.

         (c) Each holder of this Warrant is an "accredited investor" as defined in Regulation D under the Securities Act.

         Section 10. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

         Section 11. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon and the provisions of Section 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

         Section 12. Notices. Unless otherwise provided herein, any notice, request, instruction, or other document to be given hereunder by any party to the other parties shall be in writing and delivered in person or by courier or by facsimile transmission as follows (or at such address or facsimile number of which notice shall have been duly given in accordance with this Section 12):

                  If to the Registered Holder, to:

                           German American Capital Corporation
                           31 West 52nd Street
                           New York, NY 10019
                           Telephone:       212-469-8925
                           Facsimile:       212-469-5923
                           Attention:       Vijay Radhakishun
                  with copies to:

                           Deutsche Bank A.G.
                           31 West 52nd Street
                           New York, NY 10019
                           Telephone:       212-469-3987
                           Facsimile:       212-469-5160
                           Attention:       Greg Amoroso
                           and
                           Telephone:       212-469-7730
                           Facsimile:       212-469-5103
                           Attention:       Richard Uhlig

                           and

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, NY  10038
                           Telephone:       212-504-6172
                           Facsimile:       212-504-6735
                           Attention:       Robert Link, Esq.

                  If to the Company, to:

                           IMC Mortgage Company
                           5901 East Fowler Avenue
                           Tampa, FL  33617
                           Telephone:       813-984-2533
                           Facsimile:       813-984-2593
                           Attention:       President

                  with a copy to:

                           Mitchell W. Legler, Esq.
                           300 A Wharfside Way
                           Jacksonville, FL  32207
                           Telephone:       904-346-3200
                           Facsimile:       904-346-3299

         Section 13. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 14. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of the Warrants.

         Section 15. Descriptive Headings; Governing Law. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

                        [SIGNATURE ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal as of the Date of Issuance hereof.

                                    IMC MORTGAGE COMPANY


                                       By:
                                           -------------------------
                                           Name:
                                           Title:

ATTEST:


By:
    -------------------------
   Name:
   Title:

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT


To:                                          Dated:
   ---------------------------                      --------------------------
   ---------------------------                      --------------------------
   ---------------------------                      --------------------------



         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-_____), hereby agrees to subscribe for the purchase of __________ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.



                                   Signature
                                            ------------------------
                                   Address:
                                            ------------------------
                                            ------------------------
                                            ------------------------

                                                                      EXHIBIT II

                                   ASSIGNMENT


         FOR  VALUE  RECEIVED,_________________________________________   hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

        NAME OF ASSIGNEE               ADDRESS               NO. OF SHARES
        ----------------               -------               -------------





Dated:
      ---------------------                 ------------------------
                                                    Signature

Witness:

------------------------
        Signature


                                      II-1